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                                                              RULE NO. 424(b)(3)
                                                   REGISTRATION NO. 333-41419-99


                 Prospectus Supplement No.1 dated June 8, 1999
                    to the Prospectus (the "Prospectus") of
                      United Rentals, Inc. (the "Company")
                             dated January 4, 1999
                (included in Registration Statement on Form S-3,
                         Registration No. 333-41419-99)


     The Prospectus under the caption "Selling Security Holders" indicates that Andersen & Co. is a selling security holder with respect to 100,000 shares of Common Stock of the Company (the "Shares"). Andersen & Co. has transferred Shares to the transferees listed below in the amounts listed below, and such transferees are now selling security holders for purposes of the Prospectus with respect to the respective numbers of Shares listed below:


     Selling Security Holder                        Number of Shares
     -----------------------                        ----------------

     G. Chris Andersen Family Foundation                  23,000

     The Stephen & Cathy Weinroth Charitable
         Trust DTD 6/29/98 Stephen D. Weinroth Trustee    10,000

     G. Chris Andersen                                    27,000

     Stephen D. Weinroth                                  40,000